Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2697	Contact: Janet G. Keckeisen Vice President, Corporate Strategy and Investor Relations (972) 233-1700
News Release

FOR IMMEDIATE RELEASE
KRONOS WORLDWIDE REPORTS FIRST QUARTER 2015 RESULTS

DALLAS, TEXAS…May 6, 2015…Kronos Worldwide, Inc. (NYSE:KRO) today reported net income for the first quarter of 2015 of $18.4 million, or $.16 per share, compared to $14.3 million, or $.12 per share, in the first quarter of 2014.  Comparability of the Company's results was impacted by improved results from operations in the first quarter of 2015 principally due to higher sales and production volumes, lower manufacturing and other production costs (primarily raw materials) and the favorable net effect of changes in currency exchange rates, partially offset by lower average TiO2 selling prices in 2015, as discussed further below.

Net sales of $365.1 million in the first quarter of 2015 were $55 million, or 13% lower than in the first quarter of 2014 primarily due to lower average TiO2 selling prices, partially offset by higher sales volumes. The Company's average TiO2 selling prices were 11% lower in the first quarter of 2015 as compared to the first quarter of 2014, and average selling prices at the end of the first quarter of 2015 were 7% lower than at the end of 2014, with lower prices in all major markets.  TiO2 sales volumes for the first quarter of 2015 increased 7% as compared to the first quarter of 2014, with higher volumes in all major markets, particularly in European and export markets.  Fluctuations in currency exchange rates (primarily the euro) also affected net sales comparisons, decreasing net sales by approximately $33 million as compared to the first quarter of 2014.  The table at the end of this press release summarizes how each of these items impacted the overall decrease in sales.
The Company's TiO2 segment profit (see description of non-GAAP information below) for the first quarter of 2015 was $35.6 million as compared to $28.6 million in the first quarter of 2014.  Segment profit in the first quarter of 2015 increased primarily due to the net effects of lower manufacturing and other production costs (primarily raw materials), higher sales and production volumes and lower average TiO2 selling prices. We operated our production facilities at overall average capacity utilization rates of 90% and 93% in the first quarter of 2014 and 2015, respectively. Our production capacity utilization rates in the first quarter of 2014 were impacted by a union labor lockout at our Canadian production facility that ended in December 2013, as restart of production at the facility did not begin until February 2014. Our production capacity utilization in the first quarter of 2015 was impacted by the implementation of certain productivity-enhancing improvement projects at certain facilities, as well as necessary improvements to ensure continued compliance with our permit regulations, which resulted in longer-than-normal maintenance shutdowns in some instances.  Fluctuations in currency exchange rates also affected segment profit comparisons, which increased segment profit by approximately $14 million.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. The factors that could cause actual future results to differ materially include, but are not limited to, the following:

	Future supply and demand for our products
	The extent of the dependence of certain of our businesses on certain market sectors
	The cyclicality of our business
	Customer and producer inventory levels
	Unexpected or earlier-than-expected industry capacity expansion
	Changes in raw material and other operating costs (such as ore and energy costs)
	Changes in the availability of raw materials (such as ore)
	General global economic and political conditions (such as changes in the level of gross domestic product in various regions of the world and the impact of such changes on demand for TiO2)
	Competitive products and substitute products
	Customer and competitor strategies
	Potential consolidation of our competitors
	Potential consolidation of our customers
	The impact of pricing and production decisions
	Competitive technology positions
	The introduction of trade barriers
	Possible disruption of our business, or increases in our cost of doing business, resulting from terrorist activities or global conflicts

Fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone and the Canadian dollar), or possible disruptions to our business resulting from potential instability resulting from uncertainties associated with the euro

	Operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime, transportation interruptions and cyber attacks)
	Our ability to renew or refinance credit facilities
	Our ability to maintain sufficient liquidity
	The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters
	Our ability to utilize income tax attributes, the benefits of which have been recognized under the more-likely-than-not recognition criteria
	Environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities)
	Government laws and regulations and possible changes therein
	The ultimate resolution of pending litigation
	Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company's results of operations as determined by accounting principles generally accepted in the United States of America (GAAP), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:


The Company discloses segment profit, which is used by the Company's management to assess the performance of the Company's TiO2 operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company's TiO2 operations in the same way that the Company's management assesses performance. The Company defines segment profit as income before income taxes, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense and interest income not attributable to the Company's TiO2 operations.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

KRONOS WORLDWIDE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (In millions, except per share and metric ton data)
(Unaudited)

	Three months
	ended March 31,
	2014	2015

Net sales	$420.1	$365.1
Cost of sales	339.6	287.7

Gross margin	80.5	77.4

Selling, general and administrative expense	49.1	43.4
Other operating income (expense):
Currency transactions, net	(2.7)	1.6
Other expense, net	(.1)	-
Corporate expense	(2.6)	(3.4)

Income from operations	26.0	32.2

Other income (expense):
Other interest and dividend income	.2	.2
Interest expense	(4.0)	(4.6)

Income before income taxes	22.2	27.8

Income tax expense	7.9	9.4

Net income	$14.3	$18.4

Net income per basic and diluted share	$.12	$.16

Weighted-average shares used in the
calculation of net income per share	115.9	115.9

TiO2 data - metric tons in thousands:
Sales volumes	122	131
Production volumes	120	125

KRONOS WORLDWIDE, INC.

RECONCILIATION OF SEGMENT PROFIT TO
INCOME FROM OPERATIONS
 (In millions)
 (Unaudited)

	Three months
	ended March 31,
	2014	2015

Segment profit	$28.6	$35.6

Adjustment -
Corporate expense	(2.6)	(3.4)

Income from operations	$26.0	$32.2

IMPACT OF PERCENTAGE CHANGE IN SALES
 (Unaudited)

Three months
ended March 31,
2015 vs. 2014

Percentage change in sales:
TiO2 product pricing	(11)%
TiO2 sales volume	7%
TiO2 product mix	(1)%
Changes in currency exchange rates	(8)%

Total	(13)%